Exhibit 10.01
THE HARTFORD
FORM OF NON-QUALIFIED STOCK OPTION, PERFORMANCE AWARD, AND RESTRICTED STOCK UNIT AWARD AGREEMENT
[DATE]
[Key Employee]
[Address]
[City, State, Zip]

On [DATE] (the “Grant Date”), you were granted an award under The Hartford 2020 Stock Incentive Plan (the “Plan”) of [a non-qualified stock option][performance shares][restricted stock units].

[Option Award

You were granted a non-qualified option to purchase all or any portion of x,xxx shares of common stock of The Hartford Insurance Group, Inc. (“The Hartford”) under the terms of the Plan at an exercise price of $[XXX] per share, the New York Stock Exchange closing price of The Hartford’s common stock on the Grant Date. This option will vest and become exercisable, assuming continued employment, in three consecutive annual installments, each equal to one-third of the shares subject to the option, as follows: one-third will vest and become exercisable one year after the Grant Date, an additional one-third will vest and become exercisable two years after the Grant Date, and the remaining one-third of the option will vest and become exercisable three years after the Grant Date (the “Final Vesting Date). However, any unexercised portion of your option expires in full ten years following the Grant Date (the “Expiration Date”) and, in the event of your earlier termination of employment, will likely expire at an earlier date in accordance with the applicable terms and conditions of the Plan, as described in the Appendix.]

[Performance Award

You were granted x,xxx performance shares under the terms of the Plan. Each performance share represents a right to receive, pursuant to the terms of the Plan and achievement of the performance objectives set forth below, one share of common stock of The Hartford. This is a contingent award, and the extent to which you may ultimately receive all or any of these performance shares depends upon continued employment through the end of the three year performance period (except as otherwise provided in the Appendix) and whether and to what extent, as determined by the Compensation and Management Development Committee of the Board of Directors (the “Committee”), the following performance objectives are achieved [over][as of the end of] the three-year performance period [DATE — DATE]: [performance objectives] relative to targets established by the Committee. If threshold performance is achieved [on at least one of the performance objectives], a number of shares of common stock ranging from 35% to 200% of the number of performance shares granted may be payable depending upon the performance achieved. Payment of the vested portion of the award will be made in shares, net of taxes, following satisfaction of the applicable performance objectives and certification of performance by the Committee in the first quarter of [year]. Each vested performance share will be paid as soon as practical following certification of performance by the Committee, but in no event shall payment be made later than March 15th [year]. Consistent with the terms of the Plan, your performance shares will be credited with dividend equivalents that are subject to the same terms and conditions as the underlying performance shares to which they relate (based on target performance). These dividend equivalents will be deemed reinvested in a number of performance shares determined based on the fair market value of The Hartford common stock on the date the corresponding common stock dividend is payable to stockholders. Such dividend equivalents will be paid only if, and to the extent that, the underlying performance shares vest and are paid (based on actual performance).]

[Restricted Stock Unit Award

You were granted x,xxx restricted stock units of The Hartford under the terms of the Plan. Each restricted stock unit represents a right to receive, pursuant to the terms of the Plan one share of common stock of The Hartford per restricted stock unit. [Your award vests on the [third] anniversary of the Grant Date, [date] (the “vesting period”), except as otherwise provided in the Appendix.][This award will vest, subject to continued employment, in two consecutive annual installments, each equal to 50% of the award, as follows: 50% will vest on [DATE] and the remaining 50% will vest on [DATE] (each a “vesting period”).] [This award will vest, subject to continued employment, with respect to (i) one-third of the award as of the first anniversary of the grant date, (ii) one-third of the award as of the second anniversary of the grant date, and (iii) one-third of the award as of the third anniversary of the grant date.] This is a contingent award, and remains subject to forfeiture pending [completion of the vesting period] [continued employment through each vesting date]. [Each vested restricted stock unit will be paid as soon as practical following the vesting period, but in no event shall payment be made later than March 15th of the year following the year in which the vesting period ends.] This is a contingent award, and remains subject to forfeiture pending completion of the vesting period. Your restricted stock unit account will be credited with dividend equivalents, which are subject to the same terms and conditions as the restricted stock units to which they relate. These dividend equivalents will be deemed reinvested in a number of restricted stock units determined based on the fair market value of The Hartford common stock on the date the corresponding common stock dividend is payable to stockholders. Such dividend equivalents will be paid only if, and to the extent that, the underlying restricted stock units vest and are paid.]

Termination Rules

[The impact on your award of your termination of employment is described in the Appendix. Except as described in the Appendix [A], i][I]f your employment ends prior to the [latest vesting date specified for the applicable portion of your award][the Final Vesting Date][last day of the performance period] [(including as a result of [Retirement], [death], [Total Disability], [or because you receive severance following position elimination])], [the unvested portion of the corresponding][your] award will be forfeited upon your termination of employment.

Award Value

Ultimately, the value of the award, if any, will depend on [the stock price] [at the time of option exercise] [at the time of payment], [whether and the extent to which performance objectives are satisfied and the closing price of The Hartford’s common stock on the Committee certification date (or the date set forth in Appendix [A]).  Shares, net of taxes, are distributed soon after certification by the Committee.]

This award is conditioned on your acceptance of the award [and on your agreement to the [Restriction on Solicitation of Employees] [The Hartford’s Clawback Policy] [and agreement to Restriction on Competition Following Retirement*][set forth below,][and to The Hartford’s Arbitration Policy,] [and The Hartford’s Executive Stock Ownership Requirements Policy, if applicable,] on or before [DATE]. If not accepted and agreed to by that date, the award will be cancelled.

Acceptance/Acknowledgements:

By accepting this award, you acknowledge:

•    that you have access to the Plan prospectus and the opportunity to read the terms of the Plan prior to your acceptance of this award, and you represent that you understand the terms of this award and accept this award subject to all the terms and conditions of the Plan, of the rules, procedures and interpretations thereunder, and of this award, that you have had an opportunity to consult with an attorney prior to accepting this award, and that you knowingly and voluntarily accept this award.

•    that you may consult a tax advisor regarding the tax aspects of this award and that you are not relying on The Hartford for any opinion or advice as to personal tax implications of this award.

•    that the award is subject to tax and that [shares you actually receive will be net of shares withheld for taxes][ you agree to pay the Company an amount sufficient to satisfy the tax withholding obligations applicable to the exercise of your options].

•    that this award does not constitute a contract of employment, nor is it a guarantee or promise of employment for any specific period of time. Employment at The Hartford and its subsidiaries (the “Company”) is terminable at will, which means that both you and The Company are free to terminate the employment relationship at any time for any lawful reason.

[Agreement to Restriction on Solicitation of Employees

By accepting this award, you agree (or reaffirm your prior agreement):

•    that while employed by the Company and for a [one-year] period following termination of your employment with the Company for any reason, (1) you will not directly or indirectly solicit, encourage or induce any employee of the Company (a “Hartford Employee”) to terminate their employment with the Company, and (2) you will not, directly or indirectly, as an individual, as an owner or employee of a business or in any other capacity, solicit for employment, offer employment to, or employ any Hartford Employee.

•    that during the term of this restriction, any subsequent employer’s hiring of a Hartford Employee into a position that reports directly or indirectly to you, or to any of your direct or indirect reports, will create a “rebuttable presumption” that you have violated this restriction. That means that if a Hartford Employee is hired by your new employer and reports directly or indirectly to you or anyone who reports to you, it will be assumed that you were involved in that hiring unless you can prove otherwise.

This restriction includes but is not limited to: (i) interviewing a Hartford Employee, (ii) communicating in any fashion with a Hartford Employee in connection with an employment opportunity at another employer, or (iii) otherwise assisting or participating in the soliciting of a Hartford Employee in connection with an employment opportunity at another employer. This restriction applies for the duration of your employment and for the [one-year] period following your termination of employment, regardless of whether you become vested in, and receive the benefits made available under, the award, including if you terminate employment before the award vests.

This restriction does not affect, alter or supersede any other non-solicitation or non-competition restrictions that you might have with the Company. This restriction may only be waived or altered by The Hartford’s Chief Human Resources Officer. Any such waiver or alteration must be in writing.]
[Agreement to Restriction on Competition Following Retirement*

By accepting this award, you agree that if your employment ends during the [performance period] [vesting period]] and you are retirement-eligible], you will:
•not become associated during the [performance period] [vesting period] with any entity, whether as a principal, partner, employee, agent, consultant, or director, that is actively engaged in selling or providing, either directly or indirectly, in any geographical area [within the U.S.] where the Company’s products are sold or its services are provided, any products or services that are the same as or similar to products or services that as of the date of your retirement are being sold or provided, either directly or indirectly, by the Company, and

•provide certification and (if required) evidence satisfactory to the Chief Human Resources Officer that you have complied with this restriction (the “Restriction on Competition”).

If you fail to satisfy the Restriction on Competition during the performance period, then all of your outstanding performance shares will be forfeited. This restriction shall not apply to the extent its application is prohibited by local law (including federal, state or municipal law in the U.S. or any other location in which these awards are being issued), as determined by the Chief Human Resources Officer in their sole discretion. This restriction may only be waived or altered by The Hartford’s Chief Human Resources Officer. Any such waiver or alteration must be in writing.

*Does not apply to employees based in California.
The Hartford shall, in its sole discretion, have the right to enforce or waive the terms of this provision.]

[Agreement to Arbitration Policy

By accepting this award, you agree (or reaffirm your prior agreement) to resolve covered disputes in accordance with The Hartford’s Arbitration Policy, as in effect from time to time. The current version of this Policy can be accessed at [insert link].

You further understand that final and binding arbitration is the exclusive forum for the resolution of disputes covered by The Hartford’s Arbitration Policy and that you may only submit a dispute to arbitration on an individual basis; that is, you may not combine a dispute that is submitted to arbitration with any other dispute between any other employees or may not otherwise initiate or join a “class” or “collective” arbitration action.]

[Agreement to Executive Stock Ownership Requirements Policy

Shares of common stock of The Hartford issued to you pursuant to this award are subject to The Hartford Executive Stock Ownership Requirements Policy (the “Stock Ownership Policy”) as it may be amended from time to time, which require you to own shares of common stock with a value equal to a multiple of your base salary. Until such requirement has been satisfied, you shall be required to hold 50% of the Net Shares you received on distribution of your vested stock award, and you agree that you will not sell those shares, until you have met the Stock Ownership Policy requirements. “Net Shares” are those shares of the Company’s common stock received pursuant to this award upon a Vesting Date, net of any shares withheld for taxes (see “Withholding Taxes” below). ]

[By accepting this award, you further agree that shares of common stock issued pursuant to awards granted to you by the Company in 2022, 2023 and 2024 are also subject to Stock Ownership Policy. Prior award agreements from grants in 2022, 2023, and 2024 are hereby amended to acknowledge that they are subject to the holding requirements of the Stock Ownership Policy. The Stock Ownership Policy is attached hereto and incorporated herein as Appendix C.]

[Agreement to Clawback Policy

By accepting this award, you agree to the application of The Hartford Insurance Group, Inc. Clawback Policy (the “Clawback Policy”, as may be in effect from time to time and published on the Company’s intranet site and in its public filings with the United States Securities and Exchange Commission) to this award and to any other amount paid or payable as compensation to you under any of the Company’s incentive compensation plans and/or severance plans.]

Termination of Award

The Compensation and Management Development Committee of the Hartford’s Board of Directors (the “Committee”) may in its sole discretion terminate in whole or in part such portion of your award as has not, at the time of such termination, become vested [or with respect to which any applicable Performance Period or Restriction Period has not lapsed], if the Committee determines that you are not performing satisfactorily the duties assigned to you as of the date on which the award was made.

Tax Withholding

[Federal, state and local income or other taxes to be withheld with respect to your award will be satisfied when your award is paid by retaining stock you would otherwise receive under this award in an amount sufficient to satisfy the withholding obligations applicable to this award, unless other arrangements satisfactory to the Chief Human Resources Officer are made for withholding.] [You agree to pay the Company an amount sufficient to satisfy the tax withholding obligations applicable to the exercise of your options.]

Beneficiary Designation

One or more beneficiaries may be designated on the Beneficiary Designation Form, [available at www.xxx.com]. Unless revoked, your Beneficiary Designation will apply to outstanding and future awards to you under the Plan, The Hartford 2014 Incentive Stock Plan and similar plans. To make a beneficiary designation, return the Beneficiary Designation Form to Executive Compensation at the address below. [If the form is not returned to Executive Compensation, any distribution under the Plan will be made to your spouse in the event of your death (or, if no spouse, to your estate), unless you previously filed a Beneficiary Designation Form. Please note that once your award vests and shares are transferred to your individual brokerage account, the beneficiary designation for your individual brokerage account, and not the Beneficiary Designation Form, applies.][ your options transferable to a designated beneficiary will, in accordance with the Plan, be transferred to your spouse in the event of your death (or, if no spouse, to your estate), unless you previously filed a Beneficiary Designation Form. Please note that once you exercise your options and shares are transferred to your individual brokerage account, the beneficiary designation for your individual brokerage account, and not the Beneficiary Designation Form, applies.]

Additional Documents
Your long-term incentive award, along with additional information regarding your award, is available at [www.xxx.com]. The information and documents available include the following: The Hartford 2020 Stock Incentive Plan Prospectus (which includes a brief summary of the Federal tax consequences of your award), the Beneficiary Designation Form, and award treatment upon termination of employment. You are strongly urged to review all of the above documents, as well as the other information provided, at your earliest convenience.

If you cannot access the information, please contact Executive Compensation, The Hartford, T-1-173-1R, One Hartford Plaza, Hartford, CT 06155, (860) 547-5000, for paper copies.

Award Agreement; Plan Terms and Conditions

Please note that this document, along with the Plan, constitutes your [option, performance award, restricted stock unit] agreement with The Hartford. Your [option, performance award, restricted stock unit] grant is subject to all of the terms and conditions of the Plan, as it may be amended from time to time, including, but not limited to, the recoupment provisions thereof, and all of the rules, procedures and interpretations of the Plan that the Committee may adopt from time to time. Pursuant to the Plan, the Committee has full discretion and authority to interpret, construe and administer the Plan and any part thereof. In the event of any conflict between this document and the provisions of the Plan, the Plan shall prevail. Capitalized terms used herein shall have the meanings specified herein or assigned by the Plan.

Committee Authority to Amend Agreement

To the extent not prohibited by applicable law, any or all terms and conditions outlined in this document may be amended, changed, or suspended by the Committee at any time without prior notice to you.

Sincerely,
[insert name]

TERMINATION RULES                                APPENDIX [A]

[STOCK OPTIONS

[Death, Total Disability and Retirement. If your active employment ceases during the vesting period as a result of your death, Total Disability or Retirement, your stock option will become fully exercisable. You (or your beneficiary) will have until the Expiration Date to exercise your vested stock options.]

[Involuntary Termination and Receiving Severance. If you terminate employment and receive severance pay pursuant to the severance pay plan applicable to you and you have been employed for at least [one year] from the Grant Date, a prorated portion of your option award will become exercisable, based on the portion of the vesting period that you were actively employed. The portion of the stock options that will be become exercisable at your termination will be determined taking into account any options that have previously become exercisable. You will have [four months] after the date of your termination (or, if earlier, until the Expiration Date) to exercise your vested stock options.]
[Involuntary Termination for Cause. If your active employment ceases as a result of your involuntary termination for Cause, all of your stock options (including any portion that had previously become vested) shall be forfeited.]

[All Other Cases (Including Voluntary Termination). If your active employment ceases for any other reason (including as a result of your voluntary resignation), during the vesting period, any unvested portion of your stock options shall be forfeited. You will have [four months] after the date of your termination (or, if earlier, until the Expiration Date) to exercise any otherwise vested stock options.]

[PERFORMANCE AWARDS

[Death and Total Disability. If your active employment ceases during the applicable performance period [or vesting period, if later] as a result of your death or Total Disability, you will be eligible to receive, as soon as practicable following the end of the applicable performance period [or vesting period, if later], a prorated award for the portion of the applicable period you were actively employed] [your award will be fully vested at target and paid within 60 days following your separation from service.] [However, receipt of this award will remain subject to the achievement of the applicable performance criteria.]]

[Retirement. If your active employment ceases during the performance period as a result of your Retirement, you will continue to vest in your award during the remainder of the performance period] [provided that you continue to satisfy the Restriction on Competition, if applicable]. Your award then will be paid as soon as practicable following the end of the performance period and certification by the Committee. Receipt of this award will remain subject to the achievement of the applicable performance criteria. [If you fail to satisfy the Restriction on Competition (if applicable) during the [performance][vesting] period, then all of your restricted stock units will be forfeited]].

[Involuntary Termination and Receiving Severance. If you terminate employment [at least one year] after the start of the applicable performance period, and you receive severance pay [as a result of the elimination of your position] pursuant to the severance pay plan applicable to you, you will receive, as soon as practicable following the end of the applicable performance period [or vesting period, if later] and certification by the Committee, a prorated award for the portion of the applicable period you were actively employed.] However, receipt of this award will remain subject to the achievement of the applicable performance criteria.]

[Involuntary Termination and Retirement Eligible. Notwithstanding the above, if you are involuntarily terminated for any reason other than for Cause, and you meet the eligibility requirements for Retirement, this award will be subject to the Retirement treatment described above. ]

[Involuntary Termination for Cause. If your active employment ceases as a result of your involuntary termination for Cause, all of your performance shares shall be forfeited.]

[All Other Cases (Including Voluntary Termination). If your active employment ceases for any other reason (including as a result of your voluntary resignation), during the [performance period] [vesting period], all of your performance shares shall be forfeited.]]

[RESTRICTED STOCK UNITS

[Death, Total Disability] and [Retirement]. If your active employment ceases during the applicable vesting period as a result of [your death, Total Disability], [or Retirement], you (or your beneficiary, in the event of death) will receive, within 90 days following your termination of employment (or, in the case of death or Total Disability, by March 15 of the year following your termination, if earlier), [a prorated award for the portion of the applicable period you were actively employed][a fully vested award], provided, however, if you are a “specified employee”, and payment is as a result of Retirement] (or payment is as a result of Total Disability if you would have otherwise been Retirement eligible at any time during the vesting period), payment will be made six months after you separate from service]. [The portion of the restricted stock units that will become vested at your termination will be determined taking into account any restricted stock units that have previously vested.]]
[Involuntary Termination and Receiving Severance. If you terminate employment [at least [one year] after the Grant Date] and you receive severance pay [as a result of the elimination of your position] pursuant to the severance pay plan applicable to you, you will receive, within 90 days following your termination of employment (or, if earlier, by March 15 of the year following your termination), a prorated award for the portion of the vesting period you were actively employed, provided, however, that if such 90-day period spans two calendar years, payment will be made in the second calendar year. If, however, you are a “specified employee” who would be Retirement eligible at any time during the vesting period, payment will be made six months after you separate from service. [The portion of the restricted stock units that will become vested at your termination will be determined taking into account any restricted stock units that have previously vested.]]

[Involuntary Termination and Retirement Eligible. Notwithstanding the above, if you are involuntarily terminated for any reason other than for Cause, and you meet the eligibility requirements for Retirement, this award will be subject to the Retirement treatment described above.]

[Involuntary Termination for Cause. If your active employment ceases as a result of your involuntary termination for Cause, [your award][all of your unvested restricted stock units] shall be forfeited.]

[All Other Cases (Including Voluntary Termination). If your active employment ceases for any other reason (including as a result of your voluntary resignation), during the vesting period, [your award][all of your unvested restricted stock units] shall be forfeited.]]

[Definitions

[TOTAL DISABILITY

You will be deemed to have terminated employment by reason of “Total Disability” for purposes of the Plan if you satisfy the requirements to receive long term disability benefits under the Hartford Fire Insurance Company Employee Income Protection Plan.]

[RETIREMENT

You will be deemed to have terminated by reason of Retirement if you terminate your employment after attaining at least age 55 with at least five years of service, where the sum of your age plus your service (credited in years) through the date of your separation equals or exceeds 65, [provided that, if you are a Tier 1 through 3 executive (or equivalent position), you provide at least three months advance written notice of Retirement or such lesser notice period as the Company shall permit (the “Notice Period”) and during the Notice Period you satisfactorily perform your job responsibilities, as determined by The Hartford’s Chief Human Resources Officer [provided, however, that if you are terminated by reason of Cause (as described below) then you will not be deemed to have terminated by reason of Retirement.]].]

[CAUSE

Other than in the event of a Change of Control (in which case Cause shall be defined as set forth in the severance pay plan applicable to you), you will be deemed to have terminated employment by reason of Cause if the Company determines, in its sole discretion, that you have engaged in any of the following: (i) the willful failure to perform substantially your employment-related duties; (ii) your willful or serious misconduct that has caused or could reasonably be expected to result in material injury to the business or reputation of the Company; (iii) your conviction of, or entering a plea of guilty or nolo contendere to, a crime constituting a felony; or (iv) your breach of any written covenant or agreement with the Company or any material written policy of the Company. Cause shall also include any act or omission described in the Misconduct Rule under the Clawback Policy. Any determination of Cause by the Company will be considered conclusive and binding on you.]